CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Theodore Tomasovich, certify that:

  I have reviewed this quarterly report on Form 10-QSB of Beartooth Platinum Corporation (formerly Idaho Consolidated Metals Corp.); and

  Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.
Date:	October 22, 2003

/s/ “Theodore Tomasovich”
Theodore Tomasovich
President & Chief Executive Officer